UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2006
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

300 Concord Plaza Drive		78216-6999
San Antonio, Texas		(Zip Code)
(Address of principal executive offices)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 3, 2006, Tesoro Corporation (the “Company”) entered into Amended and Restated Management Stability Agreements (collectively, the “Agreements”) with Mr. Charles S. Parrish and Mr. Lynn D. Westfall. The Agreements, which were executed on May 24, 2006, but are effective as of May 3, 2006, increase the payments to each of the named executives upon a “Change of Control” as defined in the Agreements followed by termination of the executive’s employment. The Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.1	Amended and Restated Management Stability Agreement between the Company and Charles S. Parrish dated as of May 3, 2006.

10.2	Amended and Restated Management Stability Agreement between the Company and Lynn D. Westfall dated as of May 3, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 25, 2006

TESORO CORPORATION

By:	/s/ GREGORY A. WRIGHT

Gregory A. Wright Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1	Amended and Restated Management Stability Agreement between the Company and Charles S. Parrish dated as of May 3, 2006.

10.2	Amended and Restated Management Stability Agreement between the Company and Lynn D. Westfall dated as of May 3, 2006.

4